Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of uniQure B.V. of our report dated October 25, 2013 relating to the financial statements of uniQure B.V., which appears in such registration statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Accountants N.V.
Utrecht, The Netherlands
December 19, 2013

/s/ drs. A.C.M. van der Linden RA